77 Q 1- Exhibits

QUESTION 77 C - Matters submitted to a vote of security holders: Incorporated by reference all proxy materials filed with the Securities and Exchange Commission on August 3, 1998.

The Annual Meeting of Shareholders of TDF was held on September 29, 1998 at the offices of Templeton Investment Counsel, Inc., 500 East Broward Boulevard, Ft. Lauderdale, Florida. At the meeting, shareholders voted to approve (i) election of directors, and (ii) the selection of McGladrey & Pullen, LLP as independent auditors. Shareholders voted to reject a shareholders proposal that requested and recommended that the Board of Directors consider approving and submitting for shareholder approval, a proposal to convert the Fund from a closed-end fund to an open-end fund. The voting results and other agenda items are outlined below:


PAGE


TEMPLETON DRAGON FUND, INC.:

1. The election of six (6) Directors:

                                                   % OF OUTSTANDING         % OF SHARES                          % OF OUTSTANDING
TERM EXPIRING 1999:                 FOR                 SHARES                VOTED               WITHHELD            SHARES
-------------------                 ---            ----------------         -----------            --------            ------
Frank J. Crothers                43,769,006             82.80%                 94.06%            2,764,469            5.23%
Constantine D. Tseretopoulos     43,721,843             82.71%                 93.96%            2,811,632            5.32%


                                                   % OF OUTSTANDING         % OF SHARES                         % OF OUTSTANDING
TERM EXPIRING 2001:                 FOR                 SHARES                VOTED              WITHHELD            SHARES
-------------------                 ---            -----------------        ------------          --------      ------------------
Martin L. Flanagan               43,822,876             82.90%                 94.18%            2,710,599            5.13%
Andrew H. Hines, Jr.             43,656,190             82.59%                 93.82%            2,877,285            5.44%
Edith E. Holiday                 43,754,374             82.77%                 94.03%            2,779,101            5.26%
Charles B. Johnson               43,895,763             83.04%                 94.33%            2,637,712            4.99%


2. The ratification of the selection of McGladrey & Pullen, LLP, as independent auditors for the Fund for the fiscal year ending March 31, 1999:


                                 NO. OF SHARES              % OF OUTSTANDING SHARES       % OF SHARES VOTED
                               ------------------            -----------------------       ----------------
FOR                               44,160,359                       83.54%                       96.54%
AGAINST                            1,584,167                        3.00%                        3.46%
ABSTAIN                              788,947                        1.49%                         --
BROKER NON-VOTES                           2                        0.00%                         --
                              -----------------                 ---------                    -----------
TOTAL                             46,533,475                       88.03%                      100.00%




PAGE




3. The rejection of a shareholder proposal to request and recommend that the Board of Directors consider approving and submitting for shareholder approval, a proposal to convert the Fund from a close-end fund to an open-end fund:

                                  NO. OF SHARES            % OF OUTSTANDING SHARES          % OF SHARES VOTED
                                -----------------         ------------------------          -----------------

FOR                                7,518,096                       14.22%                        28.43%
AGAINST                           18,929,368                       35.81%                        71.57%
ABSTAIN                            3,429,203                        6.49%                          --
BROKER NON-VOTES                  16,656,808                       31.51%                          --
                               ----------------                 ----------                    ---------
    TOTAL                         46,533,475                       88.03%                       100.00%


4. The transaction of any other business as may properly come before the meeting:


                              NO. OF SHARES           % OF OUTSTANDING SHARES       % OF SHARES VOTED
                            -----------------         ------------------------      -------------------

FOR                            41,038,109                    77.64%                      93.04%
AGAINST                         3,071,950                     5.81%                       6.96%
ABSTAIN                         2,423,415                     4.58%                        --
BROKER NON-VOTES                        1                     0.00%                        --
                             ----------------               ---------                 -----------
TOTAL                          46,533,475                    88.03%                       100.00%